Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces Positive Preclinical Data in
SKS Sustained Release Ocular Program

NEW YORK, New York – December 3, 2015 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), an ophthalmology research and development company, today announced positive results from a preclinical study investigating its proprietary SKS sustained release technology. In an animal model used to evaluate ophthalmic compounds, it was shown that sustained supratherapeutic levels of active drug could be achieved in target ocular tissues. These observations were made at all time points in the study, demonstrating a prolonged pharmacokinetic profile. The data are expected to be presented at a scientific conference in 2016.

“We are extremely pleased and encouraged by the performance of our sustained release platform technology in this in vivo study. The versatility of this delivery technology makes it well suited to deliver hydrophilic or hydrophobic small molecules, as well as proteins with complex structures,” stated Dr. Glenn Stoller, Chief Scientific Officer at Ohr. “We look forward to advancing this technology into clinical trials.”

Dr. Jason Slakter, Chief Executive Officer at Ohr, further commented, ”The results of this study serve as important validation for our SKS sustained release technology which holds the promise of improving the standard of care in a number of ocular conditions by allowing for physician administration of drugs at convenient treatment intervals. Our goal with this platform technology is to develop a pipeline of drug candidates that can enhance patient compliance, reduce treatment burden and improve visual outcomes.”

The SKS sustained release technology was designed to develop best-in-class drug formulations for ocular disease. The technology employs micro fabrication techniques to create nano and microparticle drug formulations that can provide sustained and predictable release of a therapeutic drug over a 3 – 6 month period. Ohr has four active pipeline programs underway in glaucoma, steroid induced glaucoma, allergic conjunctivitis and protein delivery for retinal diseases. The technology was designed to circumvent many of the challenges associated with current drug delivery approaches with the ability to sustain therapeutic drug levels for both small molecules and biologics for extended durations. These microparticles can be administered via multiple delivery routes for both anterior and posterior segment ocular disorders.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. is an ophthalmology research and development company whose lead product, Squalamine, is being studied as an eye drop formulation (OHR-102) in several company-sponsored and investigator sponsored Phase II clinical trials for various back-of-the-eye diseases. These diseases include wet-AMD, retinal vein occlusion, diabetic macular edema, and proliferative diabetic retinopathy. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Ohr’s most recent Annual Report and subsequent Quarterly Report discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com